Exhibit 5.1

Davidson & Shear, LLC
A Professional Limited Liability Company	Roger V Davidson
Ronald H Shear

4450 Arapahoe Ave, Suite 100
Boulder, CO 80303
Phone: 303-415-2511	Fax: 303-415-2500
www.DandSlegal.com

December 1, 2009
Mountain Renewables, Inc.
1772 Grape Street
Denver, CO 80220

 Re: Registration Statement on Form S-1 (File Number 333-159577)

Gentlemen,

We have acted as counsel to Mountain Renewables, Inc., a Nevada Corporation (the "Company"), in connection with the filing of a registration statement on Form S-1(the "Registration Statement") by the Company with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the resale of 5,515,000 shares of common stock.  The shares registered shall collectively be called the "Resale Shares."

In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purpose of the opinion expressed below.  In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Resale Shares have been validly issued, and are fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein.  We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the state of Nevada.  We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in the law, changes in facts or any other matters that might occur or be brought to our attention after the effective date of the Registration Statement.

It is understood that this opinion may be used in connection with offers and sales of the Resale Shares made during the time when the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading" Legal Matters" in the prospectus included therein.

Very truly yours,

/s/Davidson & Shear, LLC